Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hollysys Automation Technologies Ltd
No. 2 Disheng Middle Road
Beijing Economic-Technological Development Area
Beijing 100176
P.R. China

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170811) of Hollysys Automation Technologies Ltd (the “Company”) of our reports dated September 21, 2011, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appears in this Form 20-F.

/S/BDO Limited

Hong Kong

September 21, 2011